Exhibit 99.1

News Release

	For:	Whitehall Jewellers, Inc.
	Contact:	John R. Desjardins
Executive Vice President,
Chief Financial Officer
FOR IMMEDIATE RELEASE		312/762-9751
WHITEHALL JEWELLERS, INC. LEARNS THAT NEWCASTLE’S PROPOSED LENDER WILL NOT MOVE FORWARD ON FINANCING
Chicago, Illinois, January 9, 2006 — Whitehall Jewellers, Inc. (OTC: JWLR.PK; “Whitehall”) has learned that Newcastle Capital Management LP’s (“Newcastle”) potential lender will not proceed with its proposal to finance Newcastle’s replacement of Whitehall’s senior credit facility at this time. Newcastle has initiated an unsolicited tender offer for Whitehall stock conditioned, in part, on its ability to obtain replacement of, or the consent of Whitehall’s current lenders to assume the company’s existing financing.
Whitehall’s Board has recommended that its stockholders not tender their shares to Newcastle, but instead submit their proxies authorizing Whitehall to vote their shares in favor of the Company’s proposals at the Special Meeting of Shareholders on January 19, 2006.
Daniel Levy, Chairman of the Board of Whitehall, stated, “The Board has consistently indicated its willingness to consider a binding offer that has a commitment for the refinancing and the other funds needed to close the transaction within the time frame required. In view of this development, the Board believes that Newcastle’s offer is not capable of closing.”
Following is a letter from the Board of Directors mailed to stockholders, which is part of the amendment to the Company’s Schedule 14D-9 filed with the Securities and Exchange Commission on January 6, 2006.
January 6, 2006
Dear Fellow Stockholder:
     In October 2005, the Company entered into a series of financings with Prentice Capital Management, L.P. and Holtzman Opportunity Fund, L.P. to improve the Company’s financial condition and liquidity. The Company is soliciting proxies for a Special Meeting of Stockholders scheduled for January 19, 2006, to approve proposals to issue common stock, amend the Company’s charter and elect directors (the “Prentice Financing Proposals”) that are a condition precedent to the consummation of the Prentice financing this month, as described in the Company’s proxy statement.
     The Prentice financing included a $30 million bridge loan that Prentice has already funded, and the sale of $50 million in secured convertible notes the net proceeds of which will be used to repay the bridge loan this month and for operations. In addition, under the Prentice financing, stockholders are in a position to share in the Company’s turnaround.

The Prentice Financing Proposals have been and continue to be recommended by your
Board of Directors as being in the Company’s best interests, following a lengthy process involving careful consideration by a special committee of the Company’s independent directors and the advice of the Company’s financial and legal advisors.
     Newcastle Partners L.P. (“Newcastle”) is soliciting proxies for the January 19 Stockholders Meeting to vote against the Prentice Financing Proposals and to elect its own hand-picked nominees — all employees of its general partner, Newcastle Capital Management, L.P. (“Newcastle Management”) — to replace your Board of Directors. Newcastle also commenced an unsolicited tender offer for your common stock. The offer as announced is subject to a refinancing condition, which does not appear to the Company to be capable of being satisfied.
Your Board of Directors unanimously recommends that
you reject the Newcastle tender offer and NOT TENDER your shares.
Your Board of Directors also unanimously recommends that
at the January 19 Stockholders Meeting you vote
FOR the issuance of common stock,
FOR the charter amendment and
FOR the Company’s director nominees
by signing, dating and returning the enclosed WHITE proxy card.
     Your Board’s recommendations are based in part on:
➢	The Board’s view that the current Newcastle tender offer is not credible, particularly in view of prior experiences with Newcastle offers,

➢	The fact that Newcastle is attempting to acquire control of your Board through its proxy solicitation without paying any consideration, and

➢	The imperative that unless the Company secures financing in the near-term, the Company likely may be forced to pursue a restructuring under applicable bankruptcy law.
YOUR BOARD BELIEVES THAT
IT IS LONG PAST THE TIME FOR NEWCASTLE TO “PUT UP OR SHUT UP”
The Newcastle Tender Offer is Just the Latest in a Long String Of Illusory Proposals
     The Company believes that the Newcastle tender offer is yet another in a long series of highly conditional, illusory proposals made by Newcastle over the past several months. Newcastle has had ample opportunity to evaluate the business and financial position of the Company and to make a serious, specific and binding offer. Instead, Newcastle has chosen to dangle proposals before the Board repeatedly, each with significant conditions and unreasonable deadlines.
     Months of Discussions, and Still No Binding Offer. As early as January 2005 when Newcastle first contacted the Company to seek representation on your Board of Directors, the Company has been responsive to Newcastle’s overtures — to no avail:
➢	At Newcastle’s request the Board interviewed director candidates, including Newcastle Management’s Chairman and CEO Mark Schwartz. In June 2005 Newcastle Management’s President, Steven Pully, was named a director. (Both are in the group trying to take over your Board.)

➢	The Company engaged in numerous discussions with Newcastle about potential equity financing. Until September 2005 when the Board began its special committee process in accordance with its fiduciary duties and sound corporate governance, Newcastle never made a binding offer despite repeated requests by the Company and its lenders.
     In connection with Newcastle’s current tender offer, despite your Board’s efforts since December 6:
➢	Newcastle has failed as of the date of this letter to respond specifically to the Company’s reasonable information requests about its ability to refinance the Company’s outstanding debt, denying the Board the opportunity to assess the feasibility of the Newcastle tender offer. Instead, Newcastle chose to make yet another offer, first in a press release, still failing to address the basic issues about the feasibility of this offer.

➢	Newcastle itself delayed the diligence it maintained was needed before it would provide a copy of the financing proposal it claims it has to meet these key tender conditions. Newcastle refused for a week to enter into a standard confidentiality agreement as required by the clear terms of the Company’s agreement with Prentice.

➢	Even though Newcastle now has received the Company’s most current confidential financial information, as of the date of this letter Newcastle still has not provided any binding commitments for its financing. The Company has repeatedly requested such information over the past month and most recently requested that such information be provided no later than January 4, 2006. Clearly, in the Board’s view, its good faith discussions and its efforts to accommodate Newcastle have been fruitless.
     Proposals with Conditions That Are Impossible to Satisfy. When Newcastle finally submitted a non-binding proposal to the Company on September 7, 2005 (for the issuance of $45 million in convertible notes at 20% interest), it was subject to significant conditions. One condition was that Newcastle’s hand-picked candidate be the Company’s new CEO. However, that person had already resigned from the Company earlier that same day and, therefore, such a condition could never be satisfied - as the Company believes Newcastle was well aware when the proposal was delivered to the Company.
     The Company believes that Newcastle’s current tender offer has similar problems, as it is conditioned upon refinancing of the Company’s senior debt or the consent of senior lenders as of the date of this letter. However, the senior lenders and vendors have expressed their support for the Prentice financing and opposition to Newcastle’s efforts to engage in a transaction with the Company. This was made clear to the Board as early as September 2005 when one of Newcastle’s current director nominees, Steven Pully, was a Company director. The most recent of such expressions were also disclosed in the Company’s December 27 proxy statement filed with the SEC and made available for Newcastle prior to its January 4 tender amendment.
     Nonetheless, Newcastle disclosed in its January 4 press release that its tender offer is still subject to the closing of a replacement senior credit facility and that it intends to honor the Company’s agreement with creditors. However, if the Prentice transaction does not close by January 31, 2006 there will be a default under the Company’s current senior credit facility. The Bridge Loan comes due and the vendor agreement becomes terminable. Given that Newcastle still has not produced a commitment letter for the refinancing condition to its offer, at this time the Board is hard-pressed to understand how any refinancing can be closed in the next few weeks and, therefore, how the condition can be satisfied.
     As Newcastle well knows, the standard exclusivity provisions of the Prentice agreement require the Company not to modify its recommendation of the Prentice financing unless there is a “Superior Proposal” — one that is reasonably capable of being consummated, taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person or group making the proposal.
     Proposals That Are Not Serious. Newcastle made numerous proposals for convertible note financings during September 2005. Each was highly conditional and expired the day it was submitted or a few days later, allowing little or no time for the Company to consider the terms or enter into substantive discussions with Newcastle.
     Newcastle made these proposals during a period when the Company was engaged in a process with other interested parties, one of which — Prentice — was able to enter into a binding convertible note financing transaction and actually provided $30 million in bridge financing in less than three weeks from the initial meeting, at a time when the Company was in serious financial difficulty.
     Since then, Prentice has been working with the Company to address the concerns of the Company’s lenders and other creditors. In December 2005 Prentice funded another $2.1 million in connection with a warrant exercise and by the end of January, if the Prentice Financing Proposals are approved, Prentice will infuse an additional $20 million in cash. Prentice has a proven track record.
     Newcastle’s Proxy Solicitation is an Attempt to Acquire Control Without Paying For It
     Newcastle’s effort to replace your Board of Directors in the face of its tender offer is a clear attempt to take control of your Company without paying for it or addressing your Board’s well-founded concerns about the feasibility of Newcastle’s current tender offer.
     If Newcastle takes over your Board, there is no assurance whatsoever that Newcastle will consummate its tender offer or any other transaction for the benefit of stockholders. Newcastle admits as much in its SEC tender offer filing when it states that it may not propose or make a second-step transaction to acquire all of the outstanding shares — or even pay the same price. Furthermore, its tender offer now expires on January 27, 2006. If Newcastle were elected at the January 19 Stockholders Meeting, how could a refinancing close on or around January 31 and why would Newcastle buy shares on the eve of such a deadline?
     All of Newcastle’s director nominees are Newcastle Management employees. If elected, who will look out for the interests of the Company’s other stockholders?
     The Company believes that Newcastle’s actions over the past several months have been at the expense of the Company’s stockholders. After all this time Newcastle still has not demonstrated the ability to refinance the approximately $85 million in debt under the senior credit facility and the Bridge Loan that will come due later this month if the Prentice financing does not close — refinancing that is still a condition to Newcastle’s current tender offer. In such a case, the vendors also can demand payout of the approximately $20 million due them. In view of these facts, your Board believes that giving Newcastle control over your Company could have a disastrous impact on your investment. On the other hand, under the Prentice financing, stockholders are in a position to share in the Company’s turnaround.
     The Company’s Financial Situation Requires a Closing in the Near-Term
     The Company has for some time been in a serious financial and liquidity situation. As the Company disclosed in its proxy statement, unless it secures financing in the next several weeks there is substantial doubt whether the Company will have sufficient capital to continue to operate its business as currently conducted. In such a case, it is likely that the Company may be forced to pursue a restructuring under applicable bankruptcy law, which may substantially reduce or eliminate the value of your investment.

     Newcastle has stated in SEC filings that it believes that it will satisfy the Company’s financing needs as quickly and efficiently as the Prentice financing without sacrificing the interests of stockholders. However, as of the date of this letter Newcastle has failed to demonstrate that its offer is serious and capable of being consummated. There is no assurance that the offer will close and a tendering stockholder will ever receive any payment. Newcastle’s record is clear — do not be misled by the Newcastle tender offer or proxy solicitation.
WE URGE YOU TO PROTECT YOUR INTEREST IN THE COMPANY AND TO REJECT
AND NOT TENDER YOUR SHARES INTO THE NEWCASTLE OFFER.
WE ALSO RECOMMEND THAT AT THE JANUARY 19 STOCKHOLDERS MEETING
YOU USE THE WHITE PROXY CARD TO VOTE
FOR THE ISSUANCE OF COMMON STOCK,
FOR THE CHARTER AMENDMENT AND
FOR THE ELECTION OF THE COMPANY’S FIVE DIRECTOR NOMINEES.
     Thank you for your consideration and continued support.
Sincerely,
The Board of Directors of Whitehall Jewellers, Inc.

Richard K. Berkowitz	Daniel H. Levy	Norman J. Patinkin	Sanford Shkolnik
IMPORTANT
STOCKHOLDERS WISHING TO WITHDRAW THEIR SHARES FROM
THE NEWCASTLE TENDER OFFER SHOULD FOLLOW THE PROCEDURES LISTED IN
THE NEWCASTLE OFFER TO PURCHASE, DATED DECEMBER 5, 2005,
UNDER SECTION 4, “WITHDRAWAL RIGHTS”.
IF YOU ARE A REGISTERED HOLDER AND HAVE SENT IN YOUR CERTIFICATES,
PLEASE CALL D.F. KING & CO., INC. WITH ANY QUESTIONS OR TO REQUEST A
NOTICE OF WITHDRAWAL FORM. IF YOUR SHARES ARE HELD BY A BROKER OR BANK, PLEASE CALL YOUR ACCOUNT REPRESENTATIVE AND ASK THEM TO
WITHDRAW YOUR SHARES IMMEDIATELY.
TIME IS SHORT. PLEASE VOTE YOUR WHITE PROXY CARD TODAY
FOR THE ISSUANCE OF SHARES OF COMMON STOCK,
FOR THE CHARTER AMENDMENT AND
FOR THE ELECTION OF THE COMPANY’S DIRECTOR NOMINEES.
If you have any questions or need assistance voting your shares, please call our proxy solicitor:

D.F. King & Co., Inc.
Banks and Brokers call collect: (212)269-5550
All others call toll free: (800)949-2583
About Whitehall Jewellers
Whitehall Jewellers, Inc. is a national specialty retailer of fine jewelry, operating 387 stores in 38 states. The Company has announced that it intends to close a number of stores in the near term. The Company operates stores in regional and super regional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.
Safe Harbor Statement
This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “opinion” and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. The Company undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) our ability to execute our business strategy and our continued net losses and declines in comparable store sales; (2) our ability to manage our liquidity and to obtain adequate financing on acceptable terms and the effect on us if an event of default were to occur under any of the Company’s financing arrangements; (3) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (4) reduced levels of mall traffic caused by economic or other factors; (5) increased competition from specialty jewelry retail stores, the Internet and mass merchant discount stores which may adversely impact our sales and gross margin; (6) the high degree of fourth quarter seasonality of our business and the impact on the Company’s sales, profitability and liquidity; (7) the extent and success of our merchandising, marketing and/or promotional programs; (8) personnel costs and the extent to which we are able to retain and attract key personnel and disruptions caused by the loss of key personnel; (9) the availability, terms and cost of consumer credit; (10) relationships with suppliers including the timely delivery to the Company of appropriate merchandise on acceptable payment, delivery and other terms; (11) our ability to maintain adequate information systems capacity and infrastructure; (12) our leverage and cost of funds and changes in interest rates that may increase financing costs; (13) developments relating to the Securities Purchase Agreement, Notes, Warrants and Registration Rights Agreement with Prentice Capital and Holtzman Opportunity Fund, including the impact of any adverse developments with respect to such agreements, that may require the Company to seek new financing, for which there can be no assurance of availability on acceptable terms or at all; (14) the lease termination and other expenses that we will incur in connection with closing stores and the revenues we achieve in the liquidation of their inventory and associated inventory valuation allowances taken; (15) our ability to maintain adequate loss prevention measures, especially in connection with stores expected to be closed; (16) fluctuations in raw material prices, including diamond, gem and gold prices; (17) the impact of current or future price reductions on margins and resultant valuation allowances taken on certain merchandise inventory identified from time to time as items which would not be part of the Company’s future merchandise presentation as well as alternative methods of disposition of this merchandise inventory and resulting valuation allowances taken; (18) developments relating to settlement of the consolidated Capital Factors actions, the non-prosecution agreement entered into with the United States Attorney’s Office, the SEC investigation, and shareholder and other civil litigation, including the impact of such developments on our results of operations and financial condition and relationship with our lenders or with our vendors; (19) regulation affecting the industry generally, including regulation of marketing practices; and (20) the risk factors identified from time to time in our filings with the SEC.